Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
QNB Corp.

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-164103) and Form S-8 (Nos. 333-91201, 333-125998, and 333-135408) of QNB Corp. of our report dated March 31, 2010, relating to our audits of the consolidated financial statements which appears in this Annual Report on  Form 10-K.

/s/ ParenteBeard LLC

ParenteBeard LLC
Allentown, Pennsylvania
March 31, 2010